UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2012

NATIONAL MENTOR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-129179	31-1757086
State or Other (Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer (Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2012, National Mentor Holdings, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”), to amend and restate the credit agreement, dated as of February 9, 2011 (the “Original Credit Agreement”), among the Company, NMH Holdings, LLC, the subsidiary guarantors party thereto, UBS AG, Stamford Branch, as administrative agent and issuing lender, UBS Loan Finance LLC, as swingline lender and the lenders from time to time party thereto.

The Amendment Agreement amended and restated the Original Credit Agreement (as amended, the “Amended and Restated Credit Agreement”) and converted the existing term loan facility under the Original Credit Agreement into a tranche B-1 term loan facility in aggregate principal amount of $522.1 million (the “Tranche B-1 Term Loan”). The proceeds of the Tranche B-1 Term Loan were used to prepay the existing term loan facility. The Amendment Agreement also replaced the Company’s existing $75 million revolving credit facility and the borrowings thereunder with a new $75 million revolving credit facility (the “Amended Revolving Credit Facility”). Fees and expenses incurred in connection with the Amendment Agreement and paid at closing were approximately $1.7 million.

The interest rates under the Amended and Restated Credit Agreement were unchanged from the Original Credit Agreement, except that the LIBOR floor applicable to borrowings under the Amended and Restated Credit Agreement was reduced by 0.50%. As a result, borrowings under the Amended and Restated Credit Agreement bear interest as follows: (1) in the case of base rate loans, at a rate equal to the greater of (a) the prime rate of UBS AG, Stamford Branch, (b) the federal funds rate plus 1/2 of 1% and (c) the Eurodollar rate for an interest period of one-month beginning on such day plus 100 basis points (subject to a LIBOR floor of 2.25% per annum), plus 4.25%, and (2) in the case of Eurodollar loans, at the Eurodollar rate (subject to a LIBOR floor of 1.25% per annum), plus 5.25%.

In addition, if, prior to October 15, 2013, the Company prepays or reprices any portion of the Tranche B-1 Term Loan, the Company will be required to pay a prepayment premium of 1% of the loans being prepaid or repriced.

The foregoing description of the Amendment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment Agreement dated as of October 15, 2012 by and among National Mentor Holdings, Inc., NMH Holdings, LLC and the Subsidiary Guarantors (as defined therein) and UBS AG, Stamford Branch, as administrative agent and issuing lender, UBS Loan Finance LLC, as swingline lender, and the Additional Tranche B-1 Term Lenders (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC. (Registrant)

By:	/s/ Denis M. Holler
Name: Denis M. Holler Title: Chief Financial Officer and Treasurer

Date: October 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement dated as of October 15, 2012 by and among National Mentor Holdings, Inc., NMH Holdings, LLC and the Subsidiary Guarantors (as defined therein) and UBS AG, Stamford Branch, as administrative agent and issuing lender, UBS Loan Finance LLC, as swingline lender, and the Additional Tranche B-1 Term Lenders (as defined therein).